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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-35533, 333-59396 and 333-90382) pertaining to the Kos
Pharmaceuticals, Inc. 1996 Stock Option Plan, Registration Statement (Form S-8 No. 333-70317) pertaining to the Kos Pharmaceuticals, Inc. Employee Stock Purchase Plan, and Registration Statement (Form S-8 No. 333-34121) pertaining to Kos Pharmaceuticals, Inc. Issuance of Shares to Employees, of our report dated February 12, 2003, (except with respect to the matter discussed in the fourth paragraph of Note 13, as to which the date is March 4, 2003) with respect to the consolidated financial statements of Kos Pharmaceuticals, Inc. as of December 31, 2002 and the year then ended and our report dated February 12, 2003 with respect to the financial statement schedule of Kos Pharmaceuticals, Inc. as of December 31, 2002 and the year then ended included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                 /s/ Ernst & Young LLP




Miami, Florida
March 24, 2003